Exhibit 10.10

ALGONQUIN COMMONS SHOPPING CENTER

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST

As of July 1, 2010

IN Retail Fund, L.L.C., a Delaware limited liability company (the “Assignor”), with an address of 2901 Butterfield Road, Oak Brook, IL 60523, for good and valuable consideration given by Inland Real Estate Corporation, a Maryland corporation (the “Assignee”), the receipt and sufficiency of which is hereby acknowledged, does hereby transfer and assign to Assignee all of its interest (the “Assigned Interest”) in IN Retail Fund Algonquin Commons, L.L.C., an Illinois limited liability company (the “Company”). Assignee hereby accepts the Assigned Interest and assumes all obligations with respect thereto, whether accruing before, on or after the date hereof, subject to the terms and provisions of the Transfer Agreement (hereinafter defined). The foregoing assignment of the Assigned Interest is made subject and pursuant to that certain Agreement for Transfer of Membership Interest (Algonquin Commons Shopping Center) dated as of July 1, 2010 by and among Assignee and New York State Teachers’ Retirement System (the “Transfer Agreement”).

This agreement (the “Assignment”) shall be governed by and construed in accordance with the laws of the State of Illinois. The invalidation or unenforceability in any particular circumstance of any of the provisions of this Assignment shall in no way affect any of the other provisions of this Assignment, which other provisions shall remain in full force and effect.

This Assignment may be executed in any number of original counterparts, and all so executed shall constitute an original of this Assignment, binding on the parties hereto, notwithstanding that each of them is not signatory to the same counterpart. Signatures provided by facsimile or electronically (“pdf”) shall be valid and binding.

This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

This Assignment is given without any representation or warranty whatsoever other than as expressly set forth in the Transfer Agreement.

Executed and effective as of the date first set forth above.

ASSIGNOR:

IN RETAIL FUND, L.L.C., a Delaware limited liability company

By:	IN RETAIL MANAGER, L.L.C., a Delaware limited liability company, Manager

	By:	INLAND REAL ESTATE CORPORATION, a Maryland corporation, Manager

	By:	/s/ Mark Zalatoris
		Name:	Mark Zalatoris
		Title:	President
Chief Executive Officer

ASSIGNEE:

INLAND REAL ESTATE CORPORATION, a Maryland corporation, Manager

By:	/s/ Mark Zalatoris
	Name:	Mark Zalatoris
	Title:	President
Chief Executive Officer